UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Company appointed Mr. Sandip Mukerjee President and Chief Executive Officer of the Company, effective August 20, 2019, pursuant to the terms of an Employment Agreement dated August 19, 2019 (the “Employment Agreement”). On November 15, 2019, pursuant to the terms of the Employment Agreement, the Compensation Committee of the Board of Directors of the Company granted a Stock Option to Mr. Mukerjee for 250,000 shares of common stock, par value $0.01 per share, of the Company. The Stock Option is issued under the Company’s 2019 Stock and Incentive Plan (the “Plan”), has an exercise price of $ 11.52 per share, the closing price of the Company’s common stock on the date of grant, and a term of up to six years, and provides for vesting over a period of approximately four years following the commencement of the employment of Mr. Mukerjee, provided that he remains in continuous service to the Company. If not previously terminated for any reason, the Stock Option will first vest and become exercisable for 80,308 shares on November 30, 2020, and will continue to vest and become exercisable on the last day of each consecutive month beginning December 31, 2020, at a rate of approximately 5,142 shares monthly, until August 31, 2023, at which time it will have become fully exercisable. The option is subject to accelerated vesting upon a change in control and a termination of employment without cause or by Mr. Mukerjee for good reason (as those terms are defined pursuant to the terms of the Plan), occurring in connection with or following the change in control, or at the option of the Company in anticipation of a change in control and a termination of the option.

The foregoing discussion does not purport to be complete and is qualified in its entirety by the full text of the form of Stock Option, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Employment Agreement and the Plan are attached, respectively, as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2019 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with Commission on July 30, 2019, and each are incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None.

(b)  Pro forma financial information.

None.

(c)  Shell company transactions.

None.

(d)  Exhibits.

The following document is herewith filed as an exhibit to this report:

Exhibit No.	Description
10.1	Form of Stock Option granted to Sandip Mukerjee on November 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer and Senior Vice President

Dated: November 19, 2019